Exhibit 31.1

Certification

I, Anthony J. Alexander, certify that:

1.	I have reviewed this amended annual report on Form 10-K of FirstEnergy Corp., The Cleveland Electric Illuminating Company and The Toledo Edison Company;

2.
Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;

Date: May 3, 2005

By:	/s/ Anthony J. Alexander
Anthony J. Alexander
Chief Executive Officer

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